Exhibit 10.20

ENCORE ENERGY CORP
2024 LONG TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to this Restricted Stock Unit Award Agreement (this “Agreement”) and the Award Schedule enclosed herewith, enCore Energy Corp., a British Columbia, Canada corporation (the “Company”) has granted to the participant named on the Award Schedule (the “Participant”), the right to receive an award of restricted stock units (“Restricted Stock Units” or “RSUs”) with respect to the number of shares of Stock (the “Shares”) as indicated on the Award Schedule, pursuant to the enCore Energy Corp. 2024 Long Term Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.
WHEREAS, the Company has adopted the Plan to grant Awards from time to time to certain Eligible Recipients; and
WHEREAS, the Participant is an Eligible Recipient as contemplated by the Plan, and the Committee has determined that it is in the interest of the Company to make this grant to the Participant.
NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree as follows:
1.Grant and Vesting of the Restricted Stock Units.
(a)Shares Subject to Award. As of the Grant Date as set forth in the Award Schedule, the Participant will be credited with the number of Restricted Stock Units set forth in the Award Schedule, subject to the terms and conditions set forth in this Agreement, the Award Schedule, and the Plan. Each Restricted Stock Unit is a notional amount that represents the right to receive one Share, if and when the Restricted Stock Unit vests.
(b)Vesting. The Restricted Stock Units shall vest in accordance with the Vesting Schedule set forth in the Award Schedule, subject to the terms and conditions of the Plan and this Agreement. Unless otherwise provided herein, Participant remains in continuous service with the Company or an Affiliate thereof, as applicable (“Service”), from the Grant Date through each applicable Vesting Date. Notwithstanding anything herein to the contrary, no Restricted Stock Unit shall vest prior to the date on which a registration statement on Form S-8 with respect to the Shares has been filed. For the avoidance of doubt, if the Participant incurs a change in status from an employee to a non-employee director of the Company or an Affiliate before the Restricted Stock Units have vested, such change in status alone shall not constitute a termination of Service for purposes of this Award.
2.Rights as a Stockholder.
(a)Unless and until a Restricted Stock Unit has vested and the Share underlying it has been distributed to the Participant, the Participant will not be entitled to vote in respect of that Restricted Stock Unit or that Share.

3.Termination of Service; Breach of Restrictive Covenants.
(a)Termination for Cause. In the event that the Participant’s Service terminates for Cause (as such term is defined in that certain Employment Agreement by and between the Company and the Participant), all unvested Restricted Stock Units held by the Participant shall forfeit and be cancelled immediately and the Company will have the right to recover any Shares paid with respect to any Restricted Stock Units that have vested, or the cash value thereof if such Shares have been sold, from the Participant.
(b)Termination Without Cause. In the event that the Participant’s Service terminates without Cause, all unvested Restricted Stock Units held by the Participant as of the date of such termination shall vest on the 55th day following such termination, provided that by such 55th day the Participant has (i) executed a general release of claims in a form prescribed by the Company (the “Release”) within 21 days (or such longer number of days as is necessary to comply with applicable law) following such termination and (ii) the period of time during which the Participant could revoke the executed release has lapsed and the Release has become effective and nonrevocable. If the Release is not executed, or if it is executed but is subsequently revoked, such that no effective Release exists on the 55th day following such termination of Service without Cause, the Restricted Stock Units that could have vested shall be forfeited.
(c)Breach of Restrictive Covenants. In the event that the Participant breaches any written restrictive covenant agreement with the Company or an Affiliate thereof (whether prior to or after the termination of the Participant’s Service), all unvested Restricted Stock Units held by the Participant shall forfeit and be cancelled immediately and the Company will have the right to recover any Shares paid with respect to any Restricted Stock Units that have vested, or the cash value thereof if such Shares have been sold, from the Participant.
4.Timing and Form of Payment. Once a Restricted Stock Unit vests, the Participant will be entitled to receive a Share in its place, subject to the satisfaction of applicable tax obligations. Delivery of the Share will be made as soon as administratively feasible following the vesting of the associated Restricted Stock Unit.
5.Tax Withholding; Authorization of Mandatory Sale to Satisfy Tax Obligation. The Company or any Affiliate thereof shall, in accordance with Section 10 of the Plan, have the power to withhold, or require the Participant to remit to the Company or such Affiliate thereof, in an amount sufficient to satisfy the federal, state, and local withholding tax requirements, both domestic and foreign, relating to such transaction, and the Company or such Affiliate thereof may defer payment of the Restricted Stock Units until such requirements are satisfied. Any amount withheld may not exceed the maximum statutory withholding rate.
6.Nontransferability of the Restricted Stock Units. The Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or, on such terms and conditions as the Committee shall establish, to a permitted transferee.
7.Beneficiary Designation. The Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan and this Agreement is to be exercised in case of his or her death. Each designation will revoke all prior designations by the Participant, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime.
8.Adjustments. The Shares subject to the Restricted Stock Units may be adjusted in any manner as contemplated by Section 8 of the Plan.

9.Requirements of Law. The issuance of Shares following vesting of the Restricted Stock Units shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Shares shall be issued upon vesting of any portion of the Restricted Stock Units granted hereunder, if such issuance would result in a violation of applicable law, including the U.S. federal securities laws and any applicable state or foreign securities laws.
10.No Guarantee of Continued Service. Nothing in the Plan or in this Agreement shall interfere with or limit in any way the right of the Company or an Affiliate thereof to terminate the Participant’s Service at any time or confer upon the Participant any right to continued Service.
11.No Rights as a Stockholder. Except as provided in Section 2 above or as otherwise required by law, the Participant shall not have any rights as a stockholder with respect to any Shares covered by the Restricted Stock Units granted hereunder prior to the date on which he or she is recorded as the holder of those Shares on the records of the Company.
12.Interpretation; Construction. Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby. Except as otherwise expressly provided in the Plan, in the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.
13.Miscellaneous.
(a)Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, mailed, certified or registered mail with postage prepaid, sent by next-day or overnight mail or delivery, or sent by fax, as follows:
(i)    If to the Company:
enCore Energy Corp.
5950 Berkshire Lane, Suite 210
Dallas, TX 75225
Attention: Robert Willette

(ii)    If to the Participant, to the Participant’s last known home address, or to such other person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (A) if by personal delivery on the day after such delivery, (B) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (C) if by fax, on the day delivered, provided that such delivery is confirmed.
(b)Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(c)No Guarantee of Future Awards. This Agreement does not guarantee the Participant the right to or expectation of future Awards under the Plan or any future plan adopted by the Company.
(d)Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.
(e)Entire Agreement; Amendment. This Agreement, together with the Plan, constitutes the entire obligation of the parties with respect to the subject matter of this Agreement and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter (provided, that this Agreement shall not supersede any written employment agreement or other written agreement between the Company and the Participant, including, but not limited to, any written restrictive covenant agreements). This Agreement may be amended as provided in the Plan. Unless otherwise provided in the Plan, this Agreement and the Award Schedule may not be modified, amended or revised except in a writing signed by the Participant and a duly authorized officer of the Company.
(f)Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.
(g)Code Section 409A Compliance. The Restricted Stock Units are intended to be exempt from or comply with the requirements of Code Section 409A and this Agreement shall be interpreted accordingly. Notwithstanding any provision of this Agreement, to the extent that the Committee determines that any portion of the Restricted Stock Units granted under this Agreement is subject to Code Section 409A and fails to comply with the requirements of Code Section 409A, notwithstanding anything to the contrary contained in the Plan or in this Agreement, the Committee reserves the right to amend, restructure, terminate or replace such portion of the Restricted Stock Units in order to cause such portion of the Restricted Stock Units to either not be subject to Code Section 409A or to comply with the applicable provisions of such section.
(h)Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware, without giving effect to principles of conflicts of law of such state.

(i)Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
(j)Section and Other Headings. The sections and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(k)Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
(l)Erroneously Awarded Compensation. Notwithstanding any provision in the Plan or in this Agreement to the contrary, this Award shall be subject to any compensation recovery and/or recoupment policy that may be adopted and amended from time to time by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices.
(m)Electronic Acceptance and Delivery. If the Participant does not take action to decline their Award within thirty (30) days following the Grant Date (the “Acceptance Deadline”), the Participant will automatically be deemed to have accepted the Award and the terms and conditions set forth in this Agreement and the Plan. By executing this Agreement, the Participant hereby consents to the delivery of information (including information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company, the Plan, the Restricted Stock Units and the Shares via Company web site or other electronic delivery.
(n)Acknowledgement. The Participant acknowledges that the Participant (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.
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ENCORE ENERGY CORP. By: Signature Title:

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